Exhibit 10(c)

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of the 14th day of August, 2003, by and between Parker-Hannifin Corporation, an Ohio corporation (the “Company”), and                                  (the “Indemnitee”).

RECITALS

A. The Indemnitee is presently serving as a member (a “Director”) of the board of directors (the “Board”) of the Company and the Company desires the Indemnitee to continue in that capacity. The Indemnitee is willing, subject to certain conditions including the execution and performance of this Agreement by the Company, to continue in that capacity.

B. In addition to the indemnification to which the Indemnitee is entitled under the Regulations of the Company (as in effect on the date hereof, the “Regulations”), the Company has obtained, at its sole expense, insurance protecting the Company and its officers and directors including the Indemnitee against certain losses arising out of actual or threatened actions, suits, or proceedings to which such persons may be made or threatened to be made parties. However, as a result of circumstances having no relation to, and beyond the control of, the Company and the Indemnitee, there can be no assurance of the continuation or renewal of that insurance.

Accordingly, and in order to induce the Indemnitee to continue to serve in the Indemnitee’s present capacity, the Company and the Indemnitee agree as follows:

1.	Continued Service. The Indemnitee shall continue to serve at the will of the Company as a Director of the Company so long as the Indemnitee is duly elected and qualified in accordance with the Regulations or until the Indemnitee resigns in writing in accordance with applicable law. This Agreement shall not be deemed either an employment contract or a contract for continued services between the Company or any of its Affiliates and the Indemnitee.

2.	Indemnification.

(a)	The Company shall indemnify and hold harmless the Indemnitee to the fullest extent permitted by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, if or when the Indemnitee was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that the Indemnitee is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement (collectively, “Expenses”), actually and reasonably incurred by the Indemnitee in connection therewith, including any appeal of or from any judgment or decision, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and, with respect to any criminal action or proceeding, if the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

(b)	The Company shall indemnify and hold harmless the Indemnitee, to the fullest extent permitted by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, if or when the Indemnitee was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Indemnitee is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any and all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement thereof or any appeal of or from any judgment or decision, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company, except that no indemnification shall be made in respect of any action, suit or proceeding in which the only liability asserted against the Indemnitee is pursuant to Section 1701.95 of the Ohio Revised Code (“ORC”).

(c)	Any indemnification under Section 2(a) or 2(b), unless ordered by a court, shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 2(a) or 2(b). Such determination shall be made:

(i)	by the Board by a majority vote of a quorum consisting of Directors who were not and are not parties to or threatened with the action, suit, or proceeding referred to in Section 2(a) or 2(b);

(ii)	if such a quorum of disinterested Directors is not obtainable or if a majority vote of such quorum of disinterested Directors so directs, in a written opinion by independent legal counsel (designated for such purpose by the Board) which shall not be an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company or any person to be indemnified within the five years preceding such determination;

(iii)	by the shareholders of the Company; or

(iv)	by the court of common pleas or the court in which such action, suit, or proceeding was brought.

(d)	To the extent that the Indemnitee has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit, or proceeding referred to in Section 2(a) or 2(b), or in defense of any claim, issue, or matter therein, the Indemnitee shall be indemnified against Expenses actually and reasonably incurred by the Indemnitee in connection therewith. Expenses actually and reasonably incurred by the Indemnitee in defending any such action, suit, or proceeding shall be paid by the Company as they are incurred in advance of the final disposition of such action, suit, or proceeding under the procedure set forth in Section 4(b).

(e)	For purposes of this Agreement, references to “other enterprise” shall include any employee benefit plan; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries.

3.	Additional Indemnification. Pursuant to ORC Section 1701.13(E)(6), without limiting any right which the Indemnitee may have pursuant to Section 2 or any other provision of this Agreement or the Articles of Incorporation of the Company (as amended as of the date hereof, the “Articles”), the Regulations, the ORC, any policy of insurance, or otherwise, but subject to any limitation on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder and subject to the following provisions of this Section 3, the Company shall indemnify the Indemnitee against any amount which the Indemnitee is or becomes obligated to pay relating to or arising out of any claim made against the Indemnitee because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, which the Indemnitee commits, suffers, permits, or acquiesces in while acting in the Indemnitee’s capacity as a Director of the Company. The payments which the Company is obligated to make pursuant to this Section 3 shall include any and all Expenses actually and reasonably incurred by the Indemnitee in connection therewith, including any appeal of or from any judgment or decision;

provided, however, that the Company shall not be obligated under this Section 3 to make any payment in connection with any claim against the Indemnitee:

(a)	to the extent of any fine or similar governmental imposition which the Company is prohibited by applicable law from paying which results from a final, nonappealable order; or

(b)	to the extent based upon or attributable to the Indemnitee having actually realized a personal gain or profit to which the Indemnitee was not legally entitled, including profit from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, or profit arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, or Rule 10b-5 promulgated thereunder.

A determination as to whether the Indemnitee shall be entitled to indemnification under this Section 3 shall be made in accordance with Section 4(a). Expenses incurred by the Indemnitee in defending any claim to which this Section 3 applies shall be paid by the Company as they are actually and reasonably incurred in advance of the final disposition of such claim under the procedure set forth in Section 4(b).

4.	Certain Procedures Relating to Indemnification. (a) For purposes of pursuing the Indemnitee’s rights to indemnification under Sections 2 or 3, the Indemnitee shall (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 (the “Indemnification Statement”) averring that the Indemnitee is entitled to indemnification hereunder; and (ii) present to the Company reasonable evidence of all amounts for which indemnification is requested. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Company shall, within 60 calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless (i) within such 60-calendar day period the Board shall resolve by vote of a majority of the Directors at a meeting at which a quorum is present that the Indemnitee is not entitled to indemnification under Section 3, (ii) such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), and (iii) the Indemnitee shall have received within such period notice in writing of such vote, which notice shall disclose with particularity the evidence upon which the vote is based. The foregoing notice shall be sworn to by all persons who participated in the vote and voted to deny indemnification. The provisions of this Section 4(a) are intended to be procedural only and shall not affect the right of Indemnitee to indemnification under Section 3 so long as Indemnitee follows the prescribed procedure and any determination by the Board that Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review by any court of competent jurisdiction.

(b)	For purposes of obtaining payments of Expenses in advance of final disposition pursuant to the second sentence of Section 2(d) or the last sentence of Section 3, the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit 2 (the “Undertaking”), averring that the Indemnitee has reasonably incurred actual Expenses in defending an action, suit or proceeding referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 9. Unless at the time of the Indemnitee’s act or omission that is the subject of an action referred to in Section 2(a) or 2(b), the Articles or the Regulations prohibit such advances by specific reference to ORC Section 1701.13(E)(5)(a) and unless the only liability asserted against the Indemnitee in the subject action, suit or proceeding is pursuant to ORC Section 1701.95, the Indemnitee shall be eligible to execute Part A of the Undertaking by which the Indemnitee undertakes to (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (ii) reasonably cooperate with the Company concerning the action, suit, or proceeding. In all cases, the Indemnitee shall be eligible to execute Part B of the Undertaking by which the Indemnitee undertakes to repay such amount if it ultimately is determined that the Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise. In the event that the Indemnitee is eligible to and does execute both Part A and Part B of the Undertaking, the Expenses which are paid by the Company pursuant thereto shall be required to be repaid by the Indemnitee only if the Indemnitee is required to do so under the terms of both Part A and Part B of the Undertaking. Upon receipt of the Undertaking, the Company shall thereafter promptly pay such Expenses of the Indemnitee as are noticed to the Company in writing and in reasonable detail arising out of the matter described in the Undertaking. No security shall be required in connection with any Undertaking.

5.	Partial Indemnity, etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses but not for all of the total amount thereof, the Company will nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, there will be a presumption that Indemnitee is so entitled, which presumption the Company may overcome only by its adducing clear and convincing evidence to the contrary.

6.	Limitation on Indemnity. Notwithstanding anything contained herein to the contrary, the Company shall not be required hereby to indemnify the Indemnitee with respect to any action, suit, or proceeding that was initiated by the Indemnitee unless (a) such action, suit, or proceeding was initiated by the Indemnitee to enforce any rights to indemnification arising hereunder pursuant to Section 9, (b) authorized by another agreement to which the Company is a party whether heretofore or hereafter entered, or (c) otherwise ordered by the court in which the suit was brought.

7.	Subrogation; Duplication of Payments.

(a)	In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(b)	The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has actually received payment (under any insurance policy, the Regulations or otherwise) of the amounts otherwise payable hereunder.

8.	Defense of Claims. The Company will be entitled to participate in the defense of any action, suit, proceeding or claim that is the subject of an indemnification claim made hereunder by the Indemnitee, or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, provided that in the event that (a) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such action, suit, proceeding or claim (including any impleaded parties) include both the Company and the Indemnitee and the Indemnitee concludes that there may be one or more legal defenses available to the Indemnitee that are different from or in addition to those available to the Company, or (c) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular action, suit, proceeding or claim) at the Company’s expense. The Company will not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending action, suit or proceeding to which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such action, suit, proceeding or claim.

9.	Fees and Expenses of Enforcement. It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of the Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent the Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges, and expenses including fees and expenses of attorneys and others, reasonably incurred by the Indemnitee pursuant to this Section 9.

10.	Merger or Consolidation. In the event that the Company shall be a constituent corporation in a consolidation, merger, or other reorganization, the Company, if it shall not be the surviving, resulting, or acquiring corporation therein, shall require as a condition thereto that the new, surviving, resulting, or acquiring corporation agree to assume all of the obligations of the Company hereunder and to indemnify and hold harmless the Indemnitee to the full extent provided herein. Whether or not the Company is the new, resulting, surviving, or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the new, resulting, surviving, or acquiring corporation as the Indemnitee would if the Indemnitee had served the new, resulting, surviving, or acquiring corporation in the same capacity.

11.	Nonexclusivity and Severability.

(a)	The rights to indemnification provided by this Agreement shall not be exclusive of, and shall be in addition to, any other rights of indemnification to which the Indemnitee may be entitled under the Articles, the Regulations, the ORC or any other statute, any insurance policy, agreement, or vote of shareholders or disinterested directors, or otherwise (collectively, “Other Indemnity Provisions”), both as to action in the Indemnitee’s official capacities and as to action in another capacity while holding the Indemnitee’s offices or positions, and shall continue after the Indemnitee has ceased to be a Director, trustee, officer, employee, member, manager, or agent of the Company or other entity for which the Indemnitee’s service gives rise to a right hereunder, and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators. To the extent that (i) Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (ii) any change is made to any Other Indemnity Provision that permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to the Articles or the Regulations the effect of which would be to deny, diminish or encumber the Indemnitee’s rights under this Agreement, the Articles, the Regulations, the substantive laws of the Company’s jurisdiction of incorporation, or any other contract or otherwise.

(b)	If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid, and legal.

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

13.	Modification. This Agreement and the rights and duties of the Indemnitee and the Company hereunder may be modified only by an instrument in writing signed by both parties hereto.

14.	Notices. Any notice, claim, request or demand required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered in person, (b) five days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) when transmitted by facsimile (with confirmation of receipt) or (d) one business day after being sent by a nationally recognized overnight delivery service, to the appropriate party at the address or facsimile number specified below:

If to the Company, to:

Parker-Hannifin Corporation

6035 Parkland Boulevard

Cleveland, Ohio 44124-4141

Attention: Corporate Secretary; and

If to the Indemnitee, to the address set forth on the signature page hereto.

Either party hereto may change its address or facsimile number for the purposes of this Section 14 by giving notice as provided herein.

15.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

16.	Headings. The headings contained in this Agreement are included for purposes of convenience only, and shall not affect the meaning or interpretation of this Agreement.

17.	Miscellaneous. References to Sections and Exhibits in this Agreement are references to Sections of and Exhibits to this Agreement unless otherwise indicated. The Exhibits to this Agreement are incorporated herein by reference and made a part of this Agreement for all purposes. The word “including” means including without limitation. Any reference to the singular in this Agreement shall also include the plural and vice versa.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PARKER-HANNIFIN CORPORATION

By:
Thomas A. Piraino, Jr. Vice President, General Counsel and Secretary

INDEMNITEE:

Name: Address:

Exhibit 1

INDEMNIFICATION STATEMENT

STATE OF )
) SS
COUNTY OF )

I,                                         , being first duly sworn, do depose and say as follows:

1.	This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated , 20 (the “Indemnification Agreement”), by and between Parker-Hannifin Corporation (the “Company”), an Ohio corporation, and the undersigned.

2.	I am requesting indemnification against costs, charges, expenses (which may include fees and expenses of attorneys and/or others), judgments, fines, and amounts paid in settlement (collectively, “Liabilities”), which have been actually and reasonably incurred by me in connection with a claim referred to in Section 3 of the aforesaid Indemnification Agreement.

3.	With respect to all matters related to any such claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Indemnification Agreement.

4.	Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of .

[Signature of Indemnitee]

Subscribed and sworn to before me, a Notary Public in and for said County and State, this              day of                             , 20    .

[Seal]

My commission expires the              day of             , 20    .

Exhibit 2

UNDERTAKING

STATE OF )
) SS
COUNTY OF )

I,                                         , being first duly sworn do depose and say as follows:

1.	This Undertaking is submitted pursuant to the Indemnification Agreement, dated , 20 (the “Indemnification Agreement”), by and between Parker-Hannifin Corporation (the “Company”), an Ohio corporation, and the undersigned.

2.	I am requesting payment of costs, charges, and expenses which I have reasonably incurred or will reasonably incur in defending an action, suit or proceeding, referred to in Section 2(a) or 2(b) or any claim referred to in Section 3, or pursuant to Section 9, of the aforesaid Indemnification Agreement.

3.	The costs, charges, and expenses for which payment is requested are, in general, all expenses related to .

4.	Part A

I hereby undertake to (a) repay all amounts paid pursuant hereto if it is proved by clear and convincing evidence in a court of competent jurisdiction that my action or failure to act which is the subject of the matter described herein involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (b) reasonably cooperate with the Company concerning the action, suit, proceeding or claim.

[Signature of Indemnitee]

4. Part B

I hereby undertake to repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise.

[Signature of Indemnitee]

Subscribed and sworn to before me, a Notary Public in and for said County and State, this                          day of                     , 20     .

[Seal]

My commission expires the                  day of                             , 20    .